Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

CMLTI 2006-AR3

PRELIMINARY TERM SHEET
$ 594,318,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR3
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Sponsor
Wells Fargo Bank N.A. CitiMortgage, Inc. PHH Mortgage Corporation GreenPoint Mortgage Funding, Inc. Servicers (>10%)
The following is a preliminary Term Sheet. All terms and statements are subject to change.

May 12, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You June get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus June be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus June reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You June withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman	(212) 723-6386	pavithra.jayaraman@citigroup.com
Scott Schundler	(212) 723-9568	Scott.schundler@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
James Vosotas	(212) 723-5293	james.vosotas@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Term Sheet	Date Prepared: May 12, 2006
CITIGROUP MORTGAGE LOAN TRUST INC.,
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR3
Approximate Total Principal Amount Offered: $ 594,318,000

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Type	Expected Ratings (Moody’s/Fitch)
2-A1A	$ 84,244,000	TBD	TBD	WAC(2)	24	Super Senior Pass-Through	Aaa/AAA
2-A2A	$ 48,822,000	TBD	TBD	WAC(3)	24	Super Senior Pass-Through	Aaa/AAA
2-A12B	$ 11,284,000	TBD	TBD	WAC(4)	24	Senior Support	Aaa/AAA
2-A3A	$ 250,457,000	TBD	TBD	WAC(5)	24	Super Senior Pass-Through	Aaa/AAA
2-A4A	$ 164,338,000	TBD	TBD	WAC(6)	24	Super Senior Pass-Through	Aaa/AAA
2-A34B	$ 35,173,000	TBD	TBD	WAC(7)	24	Senior Support	Aaa/AAA

2-1AX(8)
2-2AX(8)
2-AR
2-B1	These classes will not be offered
2-B2
2-B3
2-B4
2-B5
2-B6

(1)
The class sizes are approximate and subject to +/- 5% variance and final rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 2 Certificates supported by the Group 2 Mortgage Loans are offered pursuant to this term sheet.

(2)
Class 2-A1A Certificates will bear a coupon rate equal to the Net Weighted Average Rate of Group 2-1 Mortgage Loans minus [ ]% until the reset date, thereafter the coupon rate will be equal to Net Weighted Average Rate of Group 2-1 Mortgage Loans.

(3)
Class 2-A2A Certificates will bear a coupon rate equal to the Net Weighted Average Rate of Group 2-2 Mortgage Loans minus [ ]% until the reset date, thereafter the coupon rate will be equal to Net Weighted Average Rate of Group 2-2 Mortgage Loans.

(4)
Class 2-A12B Certificates will bear a coupon rate equal to the Net Weighted Average Rate of Group 2-1 and Group 2-2 Mortgage Loans minus [ ]% until the reset date, thereafter the coupon rate will be equal to Net Weighted Average Rate of Group 2-1 and Group 2-2 Mortgage Loans

(5)
Class 2-A3A Certificates will bear a coupon rate equal to the Net Weighted Average Rate of Group 2-3 Mortgage Loans minus [ ]% until the reset date, thereafter the coupon rate will be equal to Net Weighted Average Rate of Group 2-3 Mortgage Loans.

(6)
Class 2-A4A Certificates will bear a coupon rate equal to the Net Weighted Average Rate of Group 2-4 Mortgage Loans minus [ ]% until the reset date, thereafter the coupon rate will be equal to Net Weighted Average Rate of Group 2-4 Mortgage Loans.

(7)
Class 2-A34B Certificates will bear a coupon rate equal to the Net Weighted Average Rate of Group 2-3 and Group 2-4 Mortgage Loans minus [ ]% until the reset date, thereafter the coupon rate will be equal to Net Weighted Average Rate of Group 2-3 and Group 2-4 Mortgage Loans

(8)	Class 2-1AX and Class 2-2AX Certificates will have a notional balance. Their coupon rates will be equal to [ ]%, up to the respective reset date, thereafter their rates will be equal to 0%.

Title of the Securities: Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR3

Offered Certificates:
Approximately $594,318,000 variable-rate Class 2-A1A, Class 2-A2A, Class 2-A3A, and Class 2-A4A Certificates (collectively referred to as the “Group 2 Super Senior Certificates”), Class 2-A12B and Class 2-A34B Certificates (collectively referred to as the “Group 2 Senior Support Certificates” and along with Group 2 Super Senior Certificates, referred to as the “Class 2-A Certificates” or the “Group 2 Senior Certificates”) will be offered pursuant to this term sheet.

Senior Support
Certificates:
The Class 2-A12B and Class I-A34B Certificates. The Class 2-A12B Certificates are comprised of the 2-A1B Component and the 2-A2B Component. The Class 2-A34B Certificates are comprised of the 2-A3B Component and the 2-A4B Component.

Senior Support
Components:	The 2-A1B Component, 2-A2B Component, 2-A3B Component, and 2-A4B Component.

Non-Offered
Certificates:
The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively referred to as the “Group 2 Subordinate Certificates” or “Class 2-B Certificates”), the Class 2-1AX and Class 2-2AX (collectively referred to as “the Group 2 Interest Only Certificates”), and the Class 2-AR Certificates (the “Group 2 Residual Certificates”) will not be offered.

Cut-off Date:	May 1, 2006

Settlement Date:	On or about May 31, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in June 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR3. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Servicers (>10%):	Wells Fargo Bank N.A.
CitiMortgage, Inc.
PHH Mortgage Corporation
GreenPoint Mortgage Funding, Inc.
Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Group 2 Mortgage
Loans:
The mortgage loans to be included in the Trust for the benefit of the Group 2 Offered Certificates will be approximately 2,145 adjustable-rate, first lien, prime and “Alt-A” hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $640,774,971 (“Mortgage Loans”). The mortgage rates on the Mortgage Loans are determined based on a 6-Month LIBOR, 12-Month LIBOR or 1-Year CMT index and have initial rate adjustments occurring two, three, or ten years after origination. The rate adjustment frequency of the Mortgage Loans is semi-annual or annual after the initial rate adjustment. The Mortgage Loans will be divided into four groups: “Group 2-1 Mortgage Loans” consisting of conforming Mortgage Loans with substantially all having initial rate adjustments occurring two or three years after origination, “Group 2-2 Mortgage Loans” consisting of conforming and non-conforming Mortgage Loans with substantially all having initial rate adjustments occurring two or three years after origination, “Group 2-3 Mortgage Loans” consisting of conforming Mortgage Loans with initial rate adjustments occurring five years after origination, and “Group 2-4 Mortgage Loans” consisting of conforming and non-conforming Mortgage Loans with initial rate adjustments occurring five years after origination.

Structure:
The trust contains two sets of notes with two independent groups of underlying collateral (the Group 1 and Group 2 Mortgage Loans) and two independent structures, which are each classified as Senior/Subordinate, shifting interest.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Pass-Through Rate:	The Pass-Through Rates for the offered and non-offered Group 2 Certificates as are as follows:

For the Super Senior Certificates, the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group less [ ]% until the reset date, thereafter the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group.

For the Class 2-A12B Certificates, the weighted average of the Group 2-1 Net WAC Rate and Group 2-2 Net WAC Rate, weighted on the basis of the Senior Support Component for the related loan group, less [ ]% until the reset date, thereafter the weighted average of the Group 2-1 Net WAC Rate and Group 2-2 Net WAC Rate, weighted on the basis of the Senior Support Component for the related loan group. For the Class 2-A34B Certificates, the weighted average of the Group 2-3 Net WAC Rate and Group 2-4 Net WAC Rate, weighted on the basis of the Senior Support Component for the related loan group, less [ ]% until the reset date, thereafter the weighted average of the Group 2-3 Net WAC Rate and Group 2-4 Net WAC Rate, weighted on the basis of the Senior Support Component for the related loan group.

For the Class 2-B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related senior certificates) of (i) the weighted average of the Net Mortgage Rates of the Group 2-1 Mortgage Loans, (ii) the weighted average of the Net Mortgage Rates of the Group 2-2 Mortgage Loans, (iii) the weighted average of the Net Mortgage Rates of the Group 2-3 Mortgage Loans, and (iv) the weighted average of the Net Mortgage Rates of the Group 2-4 Mortgage Loans.

Credit Enhancement:
Credit enhancement for the Class 2-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 2-B Certificates will be subordinate to, and provide credit enhancement for, the Class 2-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class A Certificates	Aaa/AAA	[7.25]% (+/- 25 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 2 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:	With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.
Distributions of interest, concurrently, to the holders of the Class 2-A Certificates and Group 2 Interest Only Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.
Distributions of principal from the mortgage loans, concurrently, to the holders of the related Group 2 Super Senior Certificates and Senior Support Components (and on the first distribution date, first to the Class 2-AR Certificates), each class’s allocable share of principal;

2.	From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 2-B Certificates in order of their numerical class designations, beginning with the Class 2-B1, until each class of Class 2-B Certificates shall have received such interest; and

b.	to the Class 2-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 2-B Certificates

Allocation of Losses:
Realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each Class 2-B Certificates has been reduced to zero. Thereafter, realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2-A1B Component and, if the balance of the Class 2-A1B Component has been reduced to zero, then to the Class 2-A1A Certificates on a pro rata basis (if the realized loss is on a Group 2-1 Mortgage Loan); or to the Class 2-A2B Component and, if the balance of the Class 2-A2B Component has been reduced to zero, then to the Class 2-A2A Certificates on a pro rata basis (if the realized loss is on a Group 2-2 Mortgage Loan); or to the Class 2-A3B Component and, if the balance of the Class 2-A3B Component has been reduced to zero, then to the Class 2-A3A Certificates on a pro rata basis (if the realized loss is on a Group 2-3 Mortgage Loan); or to the Class 2-A4B Component and, if the balance of the Class 2-A4B Component has been reduced to zero, then to the Class 2-A4A Certificates on a pro rata basis (if the realized loss is on a Group 2-4 Mortgage Loan). Realized losses allocated to a class of certificates will be affected by reducing the certificate principal balance of such class by the amount so allocated. Once realized losses are allocated, such amounts will no longer accrue interest and will not be reinstated.

Class	Loss Protection
Super Senior Certificates	14.50%	(+/- 25bps)
Senior Support Certificates	7.25%	(+/- 25bps)

Cross Collateralization:	In limited circumstances, certain amounts received on the mortgage loans from one loan group will be distributed as interest and principal on unrelated Class 2-A Certificates.

In no event will any amounts received on the Group 2 Mortgage Loans be distributed on the Certificates relating to the Group 1 Mortgage Loans or vice versa.

Allocation of Scheduled
Principal:  On each Distribution Date, the Class 2-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and the Class 2-B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 2-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the mortgage loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 2-A Certificates will be entitled to receive 100% of the unscheduled principal received on the Group 2 Mortgage Loans through the Distribution Date in May 2013. After such time the prepayment percentages for the Class 2-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The prepayment percentages for the Class 2-B Certificates will be as follows:

June 2013 - May 2014	30% of their pro rata share
June 2014 - May 2015	40% of their pro rata share
June 2015 - May 2016	60% of their pro rata share
June 2016 - May 2017	80% of their pro rata share
June 2017 - and after	100% of their pro rata share

Provided that any of the following conditions are satisfied:

(i)
the aggregate principal balance of the Group 2 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 2-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 2 Mortgage Loans do not exceed the then applicable Trigger Amount

The prepayment percentage with respect to the Class 2-A Certificates will not  decrease as  scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in May 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in May 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 2-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class 2-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
June 2013 - May 2014	30%
June 2014 - May 2015	35%
June 2015 - May 2016	40%
June 2016 - May 2017	45%
June 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the mortgage loans (and related properties acquired on behalf of the trust) when the mortgage loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the mortgage loans as of the Cut-Off Date. The Class 2-A Certificates and Class 2-B Certificates will be redeemed at par plus accrued interest in order of seniority to the extent there are sufficient proceeds from such purchase.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. Each Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of loans serviced by Wells Fargo Bank, N.A., National City Mortgage Co. and Greenpoint Mortgage Funding, Inc., the servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate.

With respect to each principal prepayment of loans serviced by CitiMortgage, Inc. and PHH Mortgage Corporation, the servicer will be obligated to pay up to a maximum amount per month equal to the lesser of (i) the aggregate amount of shortfall in interest collections that are attributable to principal prepayments during the related prepayment period and (ii) the total amount of servicing compensation that would be payable to such servicer if no principal prepayments were made during the prepayment period for the applicable distribution date.

With respect to each principal prepayment of loans serviced by Countrywide and GMAC Mortgage Corporation, the Servicer will be obligated to pay up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) weighted average servicing fee rate percentage of the related mortgage loans and (ii) the stated principal balance of such Mortgage Loans, or (b) the aggregate servicing fee actually received for such month for the Mortgage Loans.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 2-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 2-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 2-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 2-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR3” from the list provided.

Group 2-1: Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	413
Aggregate Original Principal Balance:	$98,578,835.25	(+/-) 7%
Aggregate Current Principal Balance:	$98,531,802.63	(+/-) 7%
Average Original Loan Balance:	$238,689.67	Approx.
Average Current Loan Balance:	$238,575.79	Approx.
Percent of Interest Only Loans:	89.18%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	20.54%
Wtd. Avg. Net/Gross Coupon:	6.255% / 6.514%	(+/-) 7 bps
GWAC Range:	3.000% - 8.750%	Approx.
Index:
One Year LIBOR	42.07%	Approx.
One Year CMT	0.09%	Approx.
Six Month LIBOR	57.84%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.042% / 2.313%	(+/-) 7 bps
One Year CMT	2.500 / 2.750%	(+/-) 7 bps
Six Month LIBOR	2.103% / 2.353%	(+/-) 7 bps
Reset Frequency:
Annually	42.16%	Approx.
Semi-Annually	57.84%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	33	(+/-) 1 month
Wtd. Avg. Next Change Date:	January 20, 2009	Approx.
Initial Cap:	3.647%	Approx.
Periodic Cap:	1.637%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.091% / 2.350%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.191% / 12.450%	(+/-) 7 bps
Wtd. Avg. Original LTV:	76.94%	Approx.
Wtd. Avg. Combined LTV:	87.62%	Approx.
Percent with Silent Second Lien:	59.34%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	711	Approx.
Geographic Distribution: (>5%)
California	26.08%	Approx.
Florida	10.25%	Approx.
Nevada	6.64%	Approx.
Virginia	6.29%	Approx.
Maryland	5.87%	Approx.
Colorado	5.21%	Approx.
Originator / Servicer:
GreenPoint / GreenPoint	36.74%	Approx.
Countrywide / Countrywide	34.60%	Approx.
Taylor Bean / Wells Fargo	12.55%	Approx.
PHH Mortgage / PHH Mortgage	7.09%	Approx.
Weichert / Wells Fargo	6.78%	Approx.
MortgageIT / GMAC	1.86%	Approx.
Ameriquest / GMAC	0.38%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
49,887.97 - 50,000.00	2	99,849.92	0.10	7.437	730	41.92
50,000.01 - 75,000.00	8	536,730.06	0.54	7.051	706	73.87
75,000.01 - 100,000.00	17	1,510,584.48	1.53	6.594	697	70.39
100,000.01 - 125,000.00	16	1,843,888.08	1.87	6.508	709	71.99
125,000.01 - 150,000.00	38	5,278,469.17	5.36	6.207	710	77.98
150,000.01 - 175,000.00	38	6,124,183.28	6.22	6.414	709	77.63
175,000.01 - 200,000.00	36	6,720,279.19	6.82	6.413	701	77.06
200,000.01 - 225,000.00	47	10,024,454.96	10.17	6.476	713	76.10
225,000.01 - 250,000.00	28	6,692,181.09	6.79	6.752	702	78.36
250,000.01 - 275,000.00	38	9,959,514.19	10.11	6.496	709	79.95
275,000.01 - 300,000.00	32	9,206,053.90	9.34	6.359	710	75.13
300,000.01 - 333,700.00	38	12,053,432.67	12.23	6.519	724	77.50
333,700.01 - 350,000.00	19	6,502,114.28	6.60	6.323	704	74.77
350,000.01 - 400,000.00	39	14,649,282.64	14.87	6.703	709	77.50
400,000.01 - 500,000.00	16	6,666,278.25	6.77	6.593	716	77.33
600,000.01 - 664,506.47	1	664,506.47	0.67	7.500	784	70.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The average current balance, as of the cut-off date is approximately $238,576.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
50,000.00 - 50,000.00	2	99,849.92	0.10	7.437	730	41.92
50,000.01 - 75,000.00	8	536,730.06	0.54	7.051	706	73.87
75,000.01 - 100,000.00	17	1,510,584.48	1.53	6.594	697	70.39
100,000.01 - 125,000.00	16	1,843,888.08	1.87	6.508	709	71.99
125,000.01 - 150,000.00	38	5,278,469.17	5.36	6.207	710	77.98
150,000.01 - 175,000.00	38	6,124,183.28	6.22	6.414	709	77.63
175,000.01 - 200,000.00	36	6,720,279.19	6.82	6.413	701	77.06
200,000.01 - 225,000.00	47	10,024,454.96	10.17	6.476	713	76.10
225,000.01 - 250,000.00	28	6,692,181.09	6.79	6.752	702	78.36
250,000.01 - 275,000.00	37	9,684,611.75	9.83	6.513	710	79.95
275,000.01 - 300,000.00	33	9,480,956.34	9.62	6.344	709	75.27
300,000.01 - 333,700.00	38	12,053,432.67	12.23	6.519	724	77.50
333,700.01 - 350,000.00	19	6,502,114.28	6.60	6.323	704	74.77
350,000.01 - 400,000.00	39	14,649,282.64	14.87	6.703	709	77.50
400,000.01 - 500,000.00	16	6,666,278.25	6.77	6.593	716	77.33
600,000.01 - 665,000.00	1	664,506.47	0.67	7.500	784	70.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The average balance at origination, as of the cut-off date is approximately $238,690.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
GreenPoint	138	36,204,486.92	36.74	6.614	723	78.85
Countrywide	148	34,091,079.57	34.60	6.489	700	74.63
Taylor Bean	61	12,368,204.07	12.55	5.918	711	75.03
PHH Mortgage	31	6,986,859.42	7.09	6.599	711	79.00
Weichert	26	6,682,875.07	6.78	7.272	698	79.20
Mortgage IT	8	1,828,297.58	1.86	5.947	719	78.07
Ameriquest	1	370,000.00	0.38	6.375	765	80.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
3.000 - 3.499	1	126,456.00	0.13	3.000	736	80.00
3.500 - 3.999	2	566,777.00	0.58	3.625	752	80.00
4.000 - 4.499	2	468,102.60	0.48	4.000	709	87.65
4.500 - 4.999	7	1,562,862.98	1.59	4.706	706	67.39
5.000 - 5.499	22	5,007,833.54	5.08	5.259	709	73.20
5.500 - 5.999	51	11,394,822.24	11.56	5.768	698	72.52
6.000 - 6.499	90	21,693,803.42	22.02	6.231	718	76.81
6.500 - 6.999	144	35,370,619.38	35.90	6.660	712	77.71
7.000 - 7.499	35	7,803,189.90	7.92	7.133	711	77.84
7.500 - 7.999	56	13,638,585.57	13.84	7.626	706	79.17
8.000 - 8.499	1	400,000.00	0.41	8.375	745	94.12
8.500 - 8.750	2	498,750.00	0.51	8.629	685	92.43
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average current rate, as of the cut-off date is approximately 6.514%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	413	98,531,802.63	100.00	6.514	711	76.94
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
339 - 360	413	98,531,802.63	100.00	6.514	711	76.94
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	413	98,531,802.63	100.00	6.514	711	76.94
Total:	413	98,531,802.63	100.00	6.514	711	76.94
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	177	40,061,773.21	40.66	6.429	700	73.94
Yes	236	58,470,029.42	59.34	6.572	718	78.99
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.97 - 10.00	1	123,999.50	0.13	6.875	733	7.97
15.01 - 20.00	1	76,000.00	0.08	6.750	661	18.31
30.01 - 35.00	2	334,144.04	0.34	6.277	664	32.21
35.01 - 40.00	3	604,991.36	0.61	6.231	693	38.42
40.01 - 45.00	5	899,347.09	0.91	6.393	666	43.65
45.01 - 50.00	4	746,800.00	0.76	6.937	697	47.41
50.01 - 55.00	9	2,325,000.00	2.36	5.950	698	52.99
55.01 - 60.00	9	1,800,114.08	1.83	5.572	721	59.19
60.01 - 65.00	14	3,368,631.71	3.42	5.892	679	62.92
65.01 - 70.00	28	7,307,308.16	7.42	6.527	718	68.75
70.01 - 75.00	24	5,329,049.95	5.41	6.445	693	74.16
75.01 - 80.00	272	67,006,924.50	68.01	6.577	716	79.89
80.01 - 85.00	6	1,166,399.91	1.18	5.735	693	83.61
85.01 - 90.00	24	4,856,032.67	4.93	6.654	694	89.29
90.01 - 95.00	10	2,386,133.92	2.42	7.073	718	94.77
95.01 - 100.00	1	200,925.74	0.20	6.500	707	100.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 76.94%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.97 - 10.00	1	123,999.50	0.13	6.875	733	7.97
10.01 - 20.00	1	76,000.00	0.08	6.750	661	18.31
30.01 - 40.00	4	621,117.04	0.63	6.438	678	34.89
40.01 - 50.00	10	1,964,165.45	1.99	6.516	682	44.29
50.01 - 60.00	18	4,125,114.08	4.19	5.785	708	55.70
60.01 - 70.00	32	8,394,052.62	8.52	6.250	703	66.59
70.01 - 75.00	18	3,874,649.95	3.93	6.321	683	73.93
75.01 - 80.00	55	13,150,729.32	13.35	6.601	704	79.43
80.01 - 85.00	7	1,449,298.71	1.47	6.129	681	82.90
85.01 - 90.00	56	12,017,722.30	12.20	6.650	704	82.54
90.01 - 95.00	55	13,702,604.80	13.91	6.581	711	82.01
95.01 - 100.00	156	39,032,348.86	39.61	6.585	723	79.78
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 87.62%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
611 - 620	2	405,920.00	0.41	6.611	617	83.78
621 - 640	23	5,140,397.65	5.22	6.503	628	76.26
641 - 660	32	6,779,982.35	6.88	6.387	651	72.12
661 - 680	53	11,599,896.42	11.77	6.643	671	74.61
681 - 700	63	15,160,014.48	15.39	6.633	691	75.80
701 - 750	169	41,966,516.01	42.59	6.461	723	78.53
751 - 800	62	15,509,349.72	15.74	6.445	771	77.49
801 - 817	9	1,969,726.00	2.00	6.952	806	77.94
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average FICO, as of the cut-off date is approximately 711.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	87	25,695,251.18	26.08	6.472	715	74.28
Florida	47	10,101,152.38	10.25	6.696	703	77.19
Nevada	28	6,546,260.95	6.64	6.343	716	77.85
Virginia	23	6,194,889.44	6.29	6.575	704	80.70
Maryland	25	5,785,468.16	5.87	6.588	705	80.05
Colorado	22	5,137,507.72	5.21	5.834	716	76.89
New Jersey	18	4,846,650.02	4.92	7.053	711	79.69
Illinois	18	4,066,873.85	4.13	6.295	726	76.04
Arizona	17	3,539,360.82	3.59	6.157	706	78.51
New York	10	3,187,182.16	3.23	7.169	690	75.23
Georgia	16	2,747,236.46	2.79	6.163	702	79.49
Washington	12	2,742,277.04	2.78	6.542	727	79.20
Hawaii	5	1,680,175.00	1.71	5.687	706	74.97
Michigan	9	1,535,289.64	1.56	6.703	722	73.25
Oregon	6	1,309,297.18	1.33	6.938	722	83.45
Minnesota	5	1,239,840.00	1.26	6.294	699	82.01
South Carolina	5	1,216,251.65	1.23	6.249	723	73.97
Texas	6	1,164,390.75	1.18	6.294	741	82.68
Utah	7	996,133.76	1.01	6.378	714	76.36
Others	47	8,800,314.47	8.93	6.842	704	75.47
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
6 Month LIBOR	231	56,986,466.46	57.84	6.522	718	78.04
1 Year LIBOR	181	41,456,603.74	42.07	6.500	701	75.41
1 Year CMT	1	88,732.43	0.09	7.375	675	80.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	231	56,986,466.46	57.84	6.522	718	78.04
Annually	182	41,545,336.17	42.16	6.502	701	75.42
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.375 - 1.500	2	210,355.07	0.21	3.798	734	72.02
1.501 - 2.000	1	225,000.00	0.23	5.625	756	72.58
2.001 - 2.500	343	84,194,075.41	85.45	6.570	712	76.77
2.501 - 3.000	61	12,588,722.23	12.78	6.056	702	77.07
3.001 - 3.500	5	1,209,250.00	1.23	8.067	705	90.18
3.501 - 3.625	1	104,399.92	0.11	5.625	656	63.27
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average margin, as of the cut-off date is approximately 2.336%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	183	41,915,336.17	42.54	6.501	702	75.46
3.000	41	10,134,150.27	10.29	6.871	706	80.03
5.000	129	33,760,886.92	34.26	6.636	723	78.77
6.000	60	12,721,429.27	12.91	5.944	713	74.46
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average initial interest rate cap, as of the cut-off date is approximately 3.647%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	170	43,927,570.40	44.58	6.686	719	79.06
2.000	234	52,566,507.77	53.35	6.411	703	75.28
6.000	9	2,037,724.46	2.07	5.437	731	73.86
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.637%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.625 - 9.999	3	694,777.00	0.71	3.855	737	80.00
10.000 - 10.499	1	280,794.61	0.28	5.375	788	80.00
10.500 - 10.999	9	1,826,843.57	1.85	4.899	705	70.18
11.000 - 11.499	25	5,878,039.87	5.97	5.454	700	74.77
11.500 - 11.999	49	11,326,191.66	11.49	5.827	696	72.59
12.000 - 12.499	94	22,224,211.08	22.56	6.181	720	76.70
12.500 - 12.999	157	38,876,944.42	39.46	6.771	712	77.91
13.000 - 13.499	32	7,131,339.90	7.24	7.132	713	77.64
13.500 - 13.999	40	9,393,910.52	9.53	7.608	708	78.98
14.000 - 14.499	1	400,000.00	0.41	8.375	745	94.12
14.500 - 14.750	2	498,750.00	0.51	8.629	685	92.43
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.450%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.375 - 1.500	2	210,355.07	0.21	3.798	734	72.02
1.501 - 2.000	1	225,000.00	0.23	5.625	756	72.58
2.001 - 2.500	343	84,194,075.41	85.45	6.570	712	76.77
2.501 - 3.000	60	12,218,722.23	12.40	6.046	700	76.98
3.001 - 3.500	5	1,209,250.00	1.23	8.067	705	90.18
3.501 - 4.000	1	104,399.92	0.11	5.625	656	63.27
6.001 - 6.375	1	370,000.00	0.38	6.375	765	80.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.350%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
June 2006	1	225,000.00	0.23	5.625	756	72.58
July 2006	2	446,800.00	0.45	6.091	766	73.84
August 2006	4	695,855.07	0.71	5.237	721	63.70
October 2006	1	271,603.00	0.28	4.000	715	86.44
November 2006	1	196,499.60	0.20	4.000	701	89.32
May 2007	1	216,000.00	0.22	6.250	628	80.00
June 2007	1	153,600.00	0.16	5.375	749	80.00
July 2007	5	1,120,319.48	1.14	6.226	727	76.77
August 2007	4	677,450.00	0.69	6.100	675	75.37
September 2007	2	265,980.59	0.27	5.848	667	81.88
November 2007	1	94,500.00	0.10	5.750	742	90.00
January 2008	2	327,520.00	0.33	6.445	711	71.21
February 2008	3	647,834.69	0.66	6.134	696	75.55
March 2008	3	570,794.61	0.58	5.511	716	82.84
April 2008	7	1,704,400.00	1.73	6.442	728	79.98
May 2008	3	896,000.00	0.91	6.061	730	80.00
June 2008	4	1,004,150.33	1.02	5.582	737	75.34
July 2008	2	223,050.25	0.23	5.758	693	72.16
August 2008	9	2,470,164.92	2.51	6.007	720	77.59
September 2008	10	1,771,907.05	1.80	6.100	714	74.56
October 2008	4	600,625.65	0.61	6.338	697	64.55
November 2008	6	1,455,873.67	1.48	6.117	724	69.61
December 2008	1	226,000.00	0.23	6.250	679	47.08
January 2009	4	1,004,580.10	1.02	5.972	716	75.27
February 2009	28	6,306,991.30	6.40	6.511	694	75.53
March 2009	52	12,904,799.93	13.10	6.888	704	79.23
April 2009	196	46,705,623.12	47.40	6.557	708	76.53
May 2009	56	15,347,879.27	15.58	6.672	727	78.61
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	226	53,142,011.38	53.93	6.495	706	76.52
PUD	104	25,795,295.89	26.18	6.446	715	77.20
Condominium	68	14,580,189.37	14.80	6.506	719	77.68
2-4 Family	14	4,677,308.50	4.75	7.047	726	78.06
Co-Op	1	336,997.49	0.34	7.500	689	75.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	356	87,043,905.60	88.34	6.502	709	77.46
Investor	44	8,314,865.66	8.44	6.598	719	70.78
Second Home	13	3,173,031.37	3.22	6.611	732	78.68
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	263	63,878,786.60	64.83	6.632	721	79.98
Cash-Out Refinance	91	21,978,564.32	22.31	6.314	686	68.55
Rate/Term Refinance	59	12,674,451.71	12.86	6.261	702	76.14
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated	290	72,124,209.55	73.20	6.567	716	77.37
Full	87	18,166,011.52	18.44	6.086	693	77.00
None	25	5,300,986.55	5.38	6.978	694	70.02
Limited/Reduced	11	2,940,595.01	2.98	7.001	722	78.36
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	207	52,753,920.80	53.54	6.545	722	78.87
Stated-Stated-Verified	82	19,000,288.75	19.28	6.632	701	73.16
Full-Full-Verified	87	18,166,011.52	18.44	6.086	693	77.00
None-None-None	25	5,300,986.55	5.38	6.978	694	70.02
None-Full-Verified	11	2,940,595.01	2.98	7.001	722	78.36
Stated-None-Verified	1	370,000.00	0.38	6.375	765	80.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	52	10,658,933.09	10.82	6.661	699	74.83
24	4	664,100.00	0.67	5.979	671	75.77
36	160	37,064,900.39	37.62	6.402	702	75.90
60	1	370,000.00	0.38	6.375	765	80.00
120	196	49,773,869.15	50.52	6.573	720	78.15
Total:	413	98,531,802.63	100.00	6.514	711	76.94

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	372	89,922,310.39	91.26	6.501	712	75.66
United Guaranty	13	2,850,761.84	2.89	6.914	701	90.18
MGIC	11	2,356,915.12	2.39	5.928	706	90.57
GEMICO	5	1,209,554.23	1.23	7.385	712	92.21
RMIC	6	1,055,406.00	1.07	6.989	698	90.57
PMI	4	830,100.05	0.84	6.262	664	84.97
Triad	1	164,255.00	0.17	5.750	796	95.00
Commonwealth	1	142,500.00	0.14	7.375	656	95.00
Total:	413	98,531,802.63	100.00	6.514	711	76.94

Group 2-2: Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	102
Aggregate Original Principal Balance:	$57,108,139.00	(+/-) 7%
Aggregate Current Principal Balance:	$57,102,273.44	(+/-) 7%
Average Original Loan Balance:	$559,883.72	Approx.
Average Current Loan Balance:	$559,826.21	Approx.
Percent of Interest Only Loans:	98.37%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	24.24%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.114% / 6.378%	(+/-) 7 bps
GWAC Range:	4.750% - 7.750%	Approx.
Index:
Six Month LIBOR	86.23	Approx.
One Year LIBOR	12.20%	Approx.
One Year CMT	1.58%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
Six Month LIBOR	2.085% / 2.335%	(+/-) 7 bps
One Year LIBOR	1.907% / 2.271%	(+/-) 7 bps
One Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	86.23%
Annually	13.77%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	33	(+/-) 1 month
Wtd. Avg. Next Change Date:	February 11, 2009	Approx.
Initial Cap:	4.706%	Approx.
Periodic Cap:	1.348%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.070% / 2.334%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.113% / 12.377%	(+/-) 7 bps
Wtd. Avg. Original LTV:	77.23%	Approx.
Wtd. Avg. Combined LTV:	89.68%	Approx.
Percent with Silent Second Lien:	72.68%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	726	Approx.
Geographic Distribution: (>5%)
California	63.76%	Approx.
Georgia	6.17%
Originator / Servicer:
GreenPoint / GreenPoint	67.78%	Approx.
Taylor Bean / Wells Fargo	16.75%	Approx.
PHH Mortgage / PHH Mortgage	11.16%	Approx.
MortgageIT / GMAC	3.27%	Approx.
Weichert / Wells Fargo	1.03%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
416,337.76 - 500,000.00	43	19,847,213.33	34.76	6.387	722	78.88
500,000.01 - 600,000.00	34	18,630,834.14	32.63	6.397	726	77.14
600,000.01 - 700,000.00	14	9,026,426.97	15.81	6.386	725	76.58
700,000.01 - 800,000.00	4	2,956,950.00	5.18	6.511	718	79.15
800,000.01 - 900,000.00	2	1,706,250.00	2.99	5.459	744	75.00
900,000.01 - 1,000,000.00	5	4,934,599.00	8.64	6.499	743	71.69
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The average current balance, as of the cut-off date is approximately $559,826.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
420,000.00 - 500,000.00	43	19,847,213.33	34.76	6.387	722	78.88
500,000.01 - 600,000.00	34	18,630,834.14	32.63	6.397	726	77.14
600,000.01 - 700,000.00	14	9,026,426.97	15.81	6.386	725	76.58
700,000.01 - 800,000.00	4	2,956,950.00	5.18	6.511	718	79.15
800,000.01 - 900,000.00	2	1,706,250.00	2.99	5.459	744	75.00
900,000.01 - 1,000,000.00	5	4,934,599.00	8.64	6.499	743	71.69
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The average balance at origination, as of the cut-off date is approximately $559,884.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
GreenPoint	69	38,706,525.37	67.78	6.539	731	78.74
Taylor Bean	18	9,562,709.07	16.75	5.957	706	72.45
PHH Mortgage	11	6,375,039.00	11.16	6.370	710	77.48
Mortgage IT	3	1,868,000.00	3.27	5.436	740	77.59
Weichert	1	590,000.00	1.03	5.750	812	51.30
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.750 - 4.999	3	1,959,800.00	3.43	4.818	769	72.93
5.000 - 5.499	4	2,061,612.68	3.61	5.156	767	75.44
5.500 - 5.999	5	2,566,800.00	4.50	5.735	751	70.62
6.000 - 6.499	38	21,376,365.39	37.44	6.270	719	75.88
6.500 - 6.999	46	25,726,920.00	45.05	6.623	725	79.11
7.000 - 7.499	3	1,797,550.00	3.15	7.074	752	80.00
7.500 - 7.750	3	1,613,225.37	2.83	7.617	657	80.00
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average current rate, as of the cut-off date is approximately 6.378%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	102	57,102,273.44	100.00	6.378	726	77.23
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
344 - 360	102	57,102,273.44	100.00	6.378	726	77.23
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	102	57,102,273.44	100.00	6.378	726	77.23
Total:	102	57,102,273.44	100.00	6.378	726	77.23
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	27	15,598,267.04	27.32	6.002	722	73.05
Yes	75	41,504,006.40	72.68	6.520	727	78.80
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
40.67 - 45.00	1	549,000.00	0.96	6.375	638	40.67
45.01 - 50.00	1	450,000.00	0.79	6.375	697	48.91
50.01 - 55.00	2	1,240,000.00	2.17	5.881	774	53.16
60.01 - 65.00	4	3,162,741.17	5.54	5.884	772	64.55
65.01 - 70.00	2	1,490,000.00	2.61	6.127	668	69.95
70.01 - 75.00	4	2,699,250.00	4.73	5.675	736	74.52
75.01 - 80.00	87	47,090,482.27	82.47	6.486	724	79.76
80.01 - 80.92	1	420,800.00	0.74	4.875	777	80.92
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 77.23%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
40.67 - 50.00	2	999,000.00	1.75	6.375	665	44.38
50.01 - 60.00	1	590,000.00	1.03	5.750	812	51.30
60.01 - 70.00	6	4,302,742.17	7.54	5.900	736	64.96
70.01 - 75.00	1	900,000.00	1.58	4.750	765	75.00
75.01 - 80.00	18	10,035,723.87	17.57	6.208	714	78.12
80.01 - 85.00	2	920,800.00	1.61	5.757	740	80.07
85.01 - 90.00	12	7,992,050.00	14.00	6.677	704	78.70
90.01 - 95.00	9	4,695,392.34	8.22	6.485	705	79.93
95.01 - 100.00	51	26,666,565.06	46.70	6.502	738	79.73
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 89.68%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
632 - 640	2	1,549,000.00	2.71	6.294	634	59.56
641 - 660	8	4,377,125.37	7.67	6.854	657	79.93
661 - 680	7	3,516,889.42	6.16	6.481	670	79.72
681 - 700	16	8,363,546.97	14.65	6.467	690	77.49
701 - 750	37	19,976,042.17	34.98	6.335	729	77.97
751 - 800	28	16,753,669.51	29.34	6.258	766	78.15
801 - 812	4	2,566,000.00	4.49	6.308	808	67.20
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average FICO, as of the cut-off date is approximately 726.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	67	36,405,722.83	63.76	6.457	728	78.46
Georgia	6	3,520,800.00	6.17	6.152	692	77.25
Colorado	4	2,364,920.00	4.14	6.001	712	68.96
Florida	3	1,913,750.00	3.35	6.633	757	80.00
Oregon	2	1,806,250.00	3.16	6.458	769	69.20
New York	2	1,375,920.00	2.41	5.373	739	76.73
Virginia	2	1,110,000.00	1.94	5.574	787	63.63
Washington	2	1,047,950.00	1.84	6.125	735	80.00
Massachusetts	2	1,030,664.73	1.80	6.175	687	79.70
Wyoming	2	967,225.37	1.69	6.636	698	77.67
Arizona	1	664,000.00	1.16	6.375	750	80.00
Montana	1	600,000.00	1.05	6.500	660	80.00
Pennsylvania	1	600,000.00	1.05	6.750	652	80.00
Utah	1	592,000.00	1.04	6.500	768	80.00
Other	6	3,103,070.51	5.43	6.478	708	72.99
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
6 Month LIBOR	89	49,237,234.44	86.23	6.417	726	77.55
1 Year LIBOR	12	6,965,039.00	12.20	6.317	719	75.26
1 Year CMT	1	900,000.00	1.58	4.750	765	75.00
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	89	49,237,234.44	86.23	6.417	726	77.55
Annually	13	7,865,039.00	13.77	6.138	724	75.23
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.500 - 2.000	1	497,870.51	0.87	5.125	782	80.00
2.001 - 2.500	84	47,159,564.37	82.59	6.481	730	78.27
2.501 - 2.750	17	9,444,838.56	16.54	5.932	704	71.88
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average margin, as of the cut-off date is approximately 2.334%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	13	7,865,039.00	13.77	6.138	724	75.23
3.000	3	1,611,900.00	2.82	5.879	750	80.00
5.000	67	37,614,625.37	65.87	6.548	731	78.71
6.000	19	10,010,709.07	17.53	6.012	703	72.79
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.706%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	70	39,226,525.37	68.70	6.520	732	78.76
2.000	31	17,377,877.56	30.43	6.094	710	73.69
6.000	1	497,870.51	0.87	5.125	782	80.00
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.348%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
10.125 - 10.499	1	520,000.00	0.91	5.125	779	80.00
10.500 - 10.999	3	1,959,800.00	3.43	4.818	769	72.93
11.000 - 11.499	2	1,043,742.17	1.83	5.187	754	70.99
11.500 - 11.999	5	2,566,800.00	4.50	5.735	751	70.62
12.000 - 12.499	39	21,874,235.90	38.31	6.244	721	75.97
12.500 - 12.999	46	25,726,920.00	45.05	6.623	725	79.11
13.000 - 13.499	3	1,797,550.00	3.15	7.074	752	80.00
13.500 - 13.750	3	1,613,225.37	2.83	7.617	657	80.00
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.377%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.500 - 2.000	1	497,870.51	0.87	5.125	782	80.00
2.001 - 2.500	84	47,159,564.37	82.59	6.481	730	78.27
2.501 - 2.750	17	9,444,838.56	16.54	5.932	704	71.88
Total:	102	57,102,273.44	100.00	6.378	726	77.23
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.334%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
November 2006	1	497,870.51	0.87	5.125	782	80.00
January 2008	1	520,000.00	0.91	5.125	779	80.00
April 2008	1	491,950.00	0.86	6.375	774	79.99
May 2008	1	599,950.00	1.05	6.125	706	80.00
July 2008	2	1,089,000.00	1.91	5.133	760	68.98
August 2008	4	2,332,337.76	4.08	5.529	734	77.40
September 2008	4	1,982,800.00	3.47	6.095	721	77.72
October 2008	3	1,500,142.03	2.63	6.164	689	70.67
November 2008	5	3,053,558.77	5.35	5.939	700	68.38
February 2009	9	5,064,319.00	8.87	6.560	695	72.61
March 2009	5	3,341,520.00	5.85	6.436	729	79.94
April 2009	25	14,570,125.37	25.52	6.559	738	77.49
May 2009	41	22,058,700.00	38.63	6.526	726	79.45
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	67	36,981,996.21	64.76	6.364	726	77.76
PUD	24	14,425,262.17	25.26	6.347	729	76.18
Condominium	9	4,552,015.06	7.97	6.579	713	76.37
2-4 Family	2	1,143,000.00	2.00	6.434	722	76.48
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	101	56,502,273.44	98.95	6.366	727	77.20
Second Home	1	600,000.00	1.05	7.500	655	80.00
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	65	36,783,351.54	64.42	6.508	735	78.41
Rate/Term Refinance	19	10,911,325.37	19.11	6.127	716	77.13
Cash-Out Refinance	18	9,407,596.53	16.47	6.164	701	72.70
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated	93	52,199,377.56	91.41	6.438	724	77.41
Full	9	4,902,895.88	8.59	5.744	742	75.31
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	91	51,273,457.56	89.79	6.437	725	77.63
Full-Full-Verified	9	4,902,895.88	8.59	5.744	742	75.31
Stated-Stated-Verified	2	925,920.00	1.62	6.465	694	64.89
Total:	102	57,102,273.44	100.00	6.378	726	77.23

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	2	933,563.13	1.63	7.012	664	79.67
36	12	6,895,039.00	12.07	6.276	715	77.67
120	88	49,273,671.31	86.29	6.381	729	77.12
Total:	102	57,102,273.44	100.00	6.378	726	77.23

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	101	56,681,473.44	99.26	6.389	726	77.20
Bought w/ No PMI	1	420,800.00	0.74	4.875	777	80.92
Total:	102	57,102,273.44	100.00	6.378	726	77.23

Group 2-3 Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,342
Aggregate Original Principal Balance:	$ 293,058,056.85	(+/-) 7%
Aggregate Current Principal Balance:	$ 292,933,151.98	(+/-) 7%
Average Original Loan Balance:	$ 218,374.11	Approx.
Average Current Loan Balance:	$ 218,281.04	Approx.
Percent of Interest Only Loans:	86.39%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	11.72%
Wtd. Avg. Net/Gross Coupon:	6.472% / 6.745%	(+/-) 7 bps
GWAC Range:	4.750% - 9.000%	Approx.
Index:
Six Month LIBOR	64.47%	Approx.
One Year LIBOR	35.53%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
Six Month LIBOR	2.282% / 2.532%	(+/-) 7 bps
One Year LIBOR	1.981% / 2.294%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	64.47%	Approx.
Annually	35.53%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	January 31, 2011	Approx.
Initial Cap:	5.018%	Approx.
Periodic Cap:	1.399%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.196% / 2.469%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.511% / 11.783%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.21%	Approx.
Wtd. Avg. Combined LTV:	90.00%	Approx.
Percent with Silent Second Lien:	69.94%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	711	Approx.
Geographic Distribution: (>5%)
California	24.45%	Approx.
Florida	9.35%	Approx.
Arizona	7.84%	Approx.
Illinois	7.05%	Approx.
Maryland	5.61%	Approx.
Originator / Servicer:
American Home / Wells Fargo	55.95%	Approx.
PHH Mortgage / PHH Mortgage	18.00%	Approx.
American Home / Citimortgage	13.80%	Approx.
Taylor Bean / Wells Fargo	4.28%	Approx.
National City / National City	3.37%	Approx.
GreenPoint / GreenPoint	3.27%	Approx.
Weichert / Wells Fargo	1.34%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
34,538.72 - 50,000.00	10	419,293.32	0.14	7.358	703	77.30
50,000.01 - 75,000.00	64	4,118,208.22	1.41	7.316	698	71.78
75,000.01 - 100,000.00	72	6,406,853.99	2.19	7.046	710	73.67
100,000.01 - 125,000.00	115	13,129,178.47	4.48	6.944	712	74.07
125,000.01 - 150,000.00	120	16,558,999.33	5.65	6.909	713	75.00
150,000.01 - 175,000.00	143	23,190,384.79	7.92	6.884	712	74.22
175,000.01 - 200,000.00	136	25,476,334.77	8.70	6.830	711	75.33
200,000.01 - 225,000.00	106	22,567,332.08	7.70	6.729	718	75.28
225,000.01 - 250,000.00	101	24,081,937.43	8.22	6.784	713	76.12
250,000.01 - 275,000.00	93	24,402,878.39	8.33	6.787	703	75.06
275,000.01 - 300,000.00	94	27,031,320.22	9.23	6.645	710	76.14
300,000.01 - 333,700.00	83	26,346,185.57	8.99	6.666	705	76.36
333,700.01 - 350,000.00	39	13,319,404.62	4.55	6.841	697	74.70
350,000.01 - 400,000.00	105	39,585,440.17	13.51	6.439	719	75.65
400,000.01 - 500,000.00	58	24,709,106.12	8.44	6.663	712	74.50
500,000.01 - 585,710.01	3	1,590,294.49	0.54	7.203	721	71.31
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The average current balance, as of the cut-off date is approximately $218,281.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
35,000.00 - 50,000.00	10	419,293.32	0.14	7.358	703	77.30
50,000.01 - 75,000.00	64	4,118,208.22	1.41	7.316	698	71.78
75,000.01 - 100,000.00	72	6,406,853.99	2.19	7.046	710	73.67
100,000.01 - 125,000.00	114	13,005,671.54	4.44	6.950	712	74.01
125,000.01 - 150,000.00	121	16,682,506.26	5.69	6.905	713	75.04
150,000.01 - 175,000.00	142	23,015,587.16	7.86	6.885	712	74.17
175,000.01 - 200,000.00	137	25,651,132.40	8.76	6.830	711	75.36
200,000.01 - 225,000.00	106	22,567,332.08	7.70	6.729	718	75.28
225,000.01 - 250,000.00	101	24,081,937.43	8.22	6.784	713	76.12
250,000.01 - 275,000.00	92	24,128,192.69	8.24	6.792	703	75.12
275,000.01 - 300,000.00	95	27,306,005.92	9.32	6.641	710	76.08
300,000.01 - 333,700.00	83	26,346,185.57	8.99	6.666	705	76.36
333,700.01 - 350,000.00	39	13,319,404.62	4.55	6.841	697	74.70
350,000.01 - 400,000.00	105	39,585,440.17	13.51	6.439	719	75.65
400,000.01 - 500,000.00	58	24,709,106.12	8.44	6.663	712	74.50
500,000.01 - 588,000.00	3	1,590,294.49	0.54	7.203	721	71.31
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The average balance at origination, as of the cut-off date is approximately $218,374.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
American Home	973	204,306,555.84	69.75	6.879	710	74.32
PHH Mortgage	230	52,716,673.82	18.00	6.600	707	78.07
Taylor Bean	54	12,535,187.54	4.28	5.756	732	73.99
National City	36	9,881,610.13	3.37	6.144	721	75.63
GreenPoint	36	9,570,062.23	3.27	6.659	725	78.13
Weichert	13	3,923,062.42	1.34	6.576	698	78.86
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.750 - 4.999	4	1,306,972.00	0.45	4.817	745	70.18
5.000 - 5.499	20	5,550,845.44	1.89	5.284	740	74.15
5.500 - 5.999	110	27,042,331.17	9.23	5.722	716	76.30
6.000 - 6.499	224	55,409,599.46	18.92	6.223	711	75.86
6.500 - 6.999	476	104,519,608.88	35.68	6.700	713	74.98
7.000 - 7.499	236	48,600,170.51	16.59	7.171	708	73.93
7.500 - 7.999	222	42,479,084.01	14.50	7.697	704	75.44
8.000 - 8.499	49	7,950,304.90	2.71	8.072	698	78.19
9.000 - 9.000	1	74,235.61	0.03	9.000	702	80.00
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average current rate, as of the cut-off date is approximately 6.745%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
180 - 300	2	305,954.12	0.10	5.875	716	53.42
301 - 360	1,340	292,627,197.86	99.90	6.746	711	75.23
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
177 - 300	2	305,954.12	0.10	5.875	716	53.42
301 - 360	1,340	292,627,197.86	99.90	6.746	711	75.23
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,342	292,933,151.98	100.00	6.745	711	75.21
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	388	88,067,132.17	30.06	6.551	707	74.46
Yes	954	204,866,019.81	69.94	6.828	713	75.53
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
11.54 - 15.00	1	225,000.00	0.08	6.500	763	11.54
20.01 - 25.00	2	193,000.00	0.07	7.429	701	23.43
25.01 - 30.00	1	396,357.58	0.14	5.375	795	26.32
30.01 - 35.00	2	406,559.40	0.14	6.722	714	33.15
35.01 - 40.00	6	895,207.89	0.31	5.973	722	38.63
40.01 - 45.00	5	1,416,189.42	0.48	6.794	716	42.33
45.01 - 50.00	6	1,252,918.83	0.43	6.780	747	48.29
50.01 - 55.00	10	2,537,244.80	0.87	6.116	734	53.54
55.01 - 60.00	14	2,800,079.55	0.96	6.663	704	59.01
60.01 - 65.00	39	8,145,120.71	2.78	6.917	703	64.04
65.01 - 70.00	444	90,342,992.88	30.84	6.884	713	69.76
70.01 - 75.00	78	16,265,760.22	5.55	6.696	702	74.08
75.01 - 80.00	693	159,297,205.29	54.38	6.680	710	79.84
80.01 - 85.00	9	1,588,038.66	0.54	6.379	678	83.14
85.01 - 90.00	16	3,357,661.84	1.15	6.597	727	89.43
90.01 - 95.00	11	2,903,654.88	0.99	6.940	699	94.70
95.01 - 100.00	5	910,160.03	0.31	7.416	730	99.53
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 75.21%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
11.54 - 20.00	1	225,000.00	0.08	6.500	763	11.54
20.01 - 30.00	3	589,357.58	0.20	6.048	764	25.37
30.01 - 40.00	7	1,245,200.70	0.43	6.228	721	36.78
40.01 - 50.00	11	2,669,108.25	0.91	6.788	731	45.13
50.01 - 60.00	21	4,439,522.39	1.52	6.640	712	56.84
60.01 - 70.00	72	16,603,860.63	5.67	6.560	706	67.15
70.01 - 75.00	41	9,481,840.33	3.24	6.499	686	73.67
75.01 - 80.00	204	46,652,136.63	15.93	6.526	708	79.15
80.01 - 85.00	25	6,197,039.44	2.12	6.560	702	76.24
85.01 - 90.00	174	39,735,640.40	13.56	6.689	707	75.06
90.01 - 95.00	175	35,538,254.57	12.13	6.902	715	75.82
95.01 - 100.00	608	129,556,191.06	44.23	6.859	714	76.72
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 90.00%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
602 - 620	8	1,564,847.32	0.53	6.838	613	72.16
621 - 640	58	11,646,134.23	3.98	6.861	631	76.28
641 - 660	109	26,185,587.66	8.94	6.574	652	75.53
661 - 680	177	35,956,215.63	12.27	6.907	670	75.02
681 - 700	243	55,122,981.43	18.82	6.927	689	75.22
701 - 750	451	96,646,882.42	32.99	6.728	724	75.78
751 - 800	273	61,001,363.01	20.82	6.555	770	74.35
801 - 818	23	4,809,140.28	1.64	6.805	807	72.70
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average FICO, as of the cut-off date is approximately 711.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	239	71,031,060.04	24.25	6.601	713	74.22
Florida	137	27,380,832.44	9.35	6.993	710	73.96
Arizona	110	22,966,813.17	7.84	6.623	722	75.76
Illinois	109	20,644,658.74	7.05	6.918	705	75.23
Maryland	62	16,434,883.96	5.61	6.636	709	76.38
Virginia	52	13,459,087.33	4.59	6.611	705	75.59
Washington	57	12,727,020.11	4.34	6.977	707	77.56
Nevada	60	12,718,900.42	4.34	6.774	726	74.30
Georgia	71	12,284,787.32	4.19	6.633	709	77.03
New Jersey	39	11,940,895.90	4.08	6.705	695	77.61
Colorado	49	9,273,848.84	3.17	6.921	721	73.28
New York	25	7,511,820.19	2.56	6.596	717	73.01
Oregon	32	6,155,130.83	2.10	6.546	715	76.93
Minnesota	30	5,529,015.63	1.89	6.935	719	77.00
Massachusetts	18	4,822,224.63	1.65	7.095	718	72.34
Utah	24	3,971,757.33	1.36	6.921	700	77.52
Pennsylvania	22	3,779,250.36	1.29	6.595	709	79.73
North Carolina	27	3,718,352.13	1.27	6.917	718	72.06
Other	179	26,582,812.61	9.07	6.818	703	75.65
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
6 Month LIBOR	912	188,842,678.02	64.47	6.979	713	73.71
12 Month LIBOR	430	104,090,473.96	35.53	6.319	707	77.93
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	912	188,842,678.02	64.47	6.979	713	73.71
Annually	430	104,090,473.96	35.53	6.319	707	77.93
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000 - 2.000	1	153,281.18	0.05	5.710	664	80.00
2.001 - 2.500	1,164	255,671,380.98	87.28	6.753	711	75.06
2.501 - 3.000	83	19,325,598.15	6.60	5.981	730	75.78
3.001 - 3.500	3	644,100.00	0.22	6.716	677	79.65
4.001 - 4.500	1	128,441.93	0.04	7.875	658	80.00
4.501 - 5.000	88	16,704,874.28	5.70	7.494	697	76.61
5.001 - 5.500	1	157,500.00	0.05	8.000	684	70.00
6.001 - 6.500	1	147,975.46	0.05	6.375	660	80.00
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average margin, as of the cut-off date is approximately 2.447%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	6	1,533,505.30	0.52	6.056	703	70.81
3.000	1	147,975.46	0.05	6.375	660	80.00
5.000	1,294	281,086,871.06	95.96	6.784	710	75.31
6.000	41	10,164,800.16	3.47	5.780	735	72.97
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.018%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	869	178,046,640.51	60.78	7.049	712	73.73
2.000	471	114,255,274.12	39.00	6.271	710	77.49
5.000	2	631,237.35	0.22	6.578	762	80.00
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.399%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.750 - 9.999	2	616,972.00	0.21	4.809	729	80.00
10.000 - 10.499	12	3,356,536.86	1.15	5.262	732	78.27
10.500 - 10.999	96	23,989,179.35	8.19	5.697	717	76.39
11.000 - 11.499	220	54,513,869.18	18.61	6.193	711	75.47
11.500 - 11.999	487	106,758,860.70	36.44	6.666	714	74.87
12.000 - 12.499	248	51,690,209.37	17.65	7.108	709	74.12
12.500 - 12.999	226	43,785,484.01	14.95	7.660	704	75.52
13.000 - 13.499	50	8,147,804.90	2.78	8.068	696	78.24
14.000 - 14.000	1	74,235.61	0.03	9.000	702	80.00
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.783%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000 - 2.000	1	153,281.18	0.05	5.710	664	80.00
2.001 - 2.500	1,135	251,529,472.00	85.87	6.733	711	75.01
2.501 - 3.000	98	21,500,623.18	7.34	6.178	725	75.95
3.001 - 3.500	11	2,050,972.69	0.70	7.683	694	79.83
3.501 - 4.000	1	74,235.61	0.03	9.000	702	80.00
4.001 - 4.500	1	128,441.93	0.04	7.875	658	80.00
4.501 - 5.000	88	16,704,874.28	5.70	7.494	697	76.61
5.001 - 5.500	1	157,500.00	0.05	8.000	684	70.00
6.001 - 6.500	1	147,975.46	0.05	6.375	660	80.00
7.001 - 7.500	1	79,940.63	0.03	7.500	652	80.00
7.501 - 8.000	4	405,835.02	0.14	7.866	710	78.63
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.469%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
October 2008	1	127,900.00	0.04	5.500	700	79.99
July 2009	1	114,481.98	0.04	5.500	753	79.24
September 2009	1	140,000.00	0.05	5.750	641	77.78
December 2009	2	433,895.55	0.15	6.128	690	76.15
January 2010	1	131,307.16	0.04	5.250	758	56.06
February 2010	1	200,000.00	0.07	5.500	712	86.96
March 2010	5	910,802.69	0.31	5.646	726	79.89
May 2010	1	312,000.00	0.11	5.375	760	80.00
June 2010	1	270,000.00	0.09	5.250	705	80.00
July 2010	12	2,328,551.52	0.79	5.941	720	76.45
August 2010	31	7,120,648.74	2.43	5.890	726	74.60
September 2010	10	3,076,141.07	1.05	5.941	719	69.23
October 2010	9	2,036,681.09	0.70	5.815	734	75.94
November 2010	48	11,776,747.00	4.02	5.899	705	77.33
December 2010	36	8,425,166.67	2.88	6.171	695	79.58
January 2011	85	21,209,918.94	7.24	6.236	700	78.10
February 2011	231	49,753,643.19	16.98	7.019	708	76.88
March 2011	829	174,813,204.15	59.68	6.905	712	73.93
April 2011	17	4,532,329.11	1.55	6.770	716	76.68
May 2011	20	5,219,733.12	1.78	6.574	732	79.11
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	728	155,140,591.02	52.96	6.768	709	75.25
PUD	302	69,703,922.73	23.80	6.642	713	75.25
Condominium	191	36,707,941.39	12.53	6.615	716	75.98
2-4 Family	118	30,821,950.50	10.52	7.016	714	74.02
Co-Operative	3	558,746.34	0.19	6.726	661	76.41
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	910	217,172,729.86	74.14	6.641	706	75.70
Investor	360	62,064,026.62	21.19	7.094	727	73.28
Second Home	72	13,696,395.50	4.68	6.817	717	76.16
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	985	206,502,109.81	70.49	6.825	716	76.49
Cash-Out Refinance	273	66,428,137.38	22.68	6.606	698	71.96
Rate/Term Refinance	84	20,002,904.79	6.83	6.384	705	72.77
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated	741	167,127,674.50	57.05	6.801	711	75.40
Full	283	58,428,978.89	19.95	6.245	708	77.85
Limited/Reduced	202	43,417,829.66	14.82	7.008	710	73.04
None	116	23,958,668.93	8.18	7.095	723	71.40
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	600	136,984,373.46	46.76	6.814	711	75.26
Full-Full-Verified	283	58,428,978.89	19.95	6.245	708	77.85
None-Full-Verified	187	39,719,444.64	13.56	7.104	709	72.94
Stated-Stated-Verified	141	30,143,301.04	10.29	6.743	707	76.01
None-None-None	77	15,714,527.09	5.36	6.989	726	69.53
None-None-Verified	23	4,948,296.63	1.69	7.438	711	73.26
None-Stated-None	16	3,295,845.21	1.13	7.088	729	77.56
Reduced-Full-Verified	12	3,259,255.02	1.11	5.890	729	74.54
Limited-Stated-Verified	1	296,000.00	0.10	6.250	786	80.00
Full-Stated-Verified	2	143,130.00	0.05	7.395	676	51.56
Total	1,342	292,933,151.98	100.00	6.745	711	75.21

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	227	39,868,446.63	13.61	7.037	713	75.32
60	338	79,279,153.61	27.06	6.410	705	78.16
120	777	173,785,551.74	59.33	6.831	713	73.84
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV <= 80%	1,301	284,173,636.57	97.01	6.744	711	74.72
Radian	10	2,087,914.73	0.71	6.920	706	91.14
United Guaranty	8	1,880,379.64	0.64	6.870	737	92.99
MGIC	8	1,561,750.48	0.53	6.450	683	90.89
GEMICO	4	1,153,682.10	0.39	6.543	700	90.83
Triad	3	470,892.11	0.16	6.654	689	89.39
RMIC	1	163,049.80	0.06	5.750	784	94.99
PMI	1	144,000.00	0.05	6.500	733	89.24
Other	6	1,297,846.55	0.44	7.081	710	89.02
Total:	1,342	292,933,151.98	100.00	6.745	711	75.21

Group 2-4 Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	288
Aggregate Original Principal Balance:	$ 192,311,034.00	(+/-) 7%
Aggregate Current Principal Balance:	$ 192,207,743.11	(+/-) 7%
Average Original Loan Balance:	$ 667,746.65	Approx.
Average Current Loan Balance:	$ 667,388.00	Approx.
Percent of Interest Only Loans:	90.30%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	6.20%
Wtd. Avg. Net/Gross Coupon:	6.103% / 6.376%	(+/-) 7 bps
GWAC Range:	4.500% - 8.125%	Approx.
Index:
One Year LIBOR	72.93%	Approx.
Six Month LIBOR	27.07%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	1.994% / 2.277%	(+/-) 7 bps
Six Month LIBOR	2.339% / 2.589%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	27.07%	Approx.
Annually	72.93%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	56	(+/-) 1 month
Wtd. Avg. Next Change Date:	January 8, 2011	Approx.
Initial Cap:	5.054%	Approx.
Periodic Cap:	1.797%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.091% / 2.364%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.176% / 11.449%	(+/-) 7 bps
Wtd. Avg. Original LTV:	74.32%	Approx.
Wtd. Avg. Combined LTV:	82.18%	Approx.
Percent with Silent Second Lien:	50.18%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	718	Approx.
Geographic Distribution: (>5%)
California	43.48%	Approx.
Florida	7.00%	Approx.
Maryland	6.18%	Approx.
New York	5.99%	Approx.
Originator / Servicer:
American Home / CitiMortgage	45.22%	Approx.
PHH Mortgage / PHH Mortgage	18.93%	Approx.
American Home / Wells Fargo	15.34%	Approx.
National City / National City	8.30%	Approx.
Taylor Bean / Wells Fargo	6.82%	Approx.
GreenPoint / GreenPoint	4.66%	Approx.
Weichert / Wells Fargo	0.72%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
416,801.74 - 500,000.00	102	46,827,179.71	24.36	6.382	716	75.93
500,000.01 - 600,000.00	85	46,688,401.46	24.29	6.353	711	74.40
600,000.01 - 700,000.00	30	19,269,555.40	10.03	6.447	724	72.20
700,000.01 - 800,000.00	17	12,856,139.24	6.69	6.437	721	76.99
800,000.01 - 900,000.00	9	7,570,245.00	3.94	6.470	726	75.02
900,000.01 - 1,000,000.00	23	22,219,643.88	11.56	6.356	706	74.93
1,000,000.01 - 4,619,999.98	22	36,776,578.42	19.13	6.334	729	71.86
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The average current balance, as of the cut-off date is approximately $667,388.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
417,100.00 - 500,000.00	102	46,827,179.71	24.36	6.382	716	75.93
500,000.01 - 600,000.00	84	46,088,413.90	23.98	6.364	711	74.32
600,000.01 - 700,000.00	31	19,869,542.96	10.34	6.418	725	72.43
700,000.01 - 800,000.00	17	12,856,139.24	6.69	6.437	721	76.99
800,000.01 - 900,000.00	9	7,570,245.00	3.94	6.470	726	75.02
900,000.01 - 1,000,000.00	23	22,219,643.88	11.56	6.356	706	74.93
1,000,000.01 - 4,620,000.00	22	36,776,578.42	19.13	6.334	729	71.86
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The average balance at origination, as of the cut-off date is approximately $667,747.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
American Home	152	116,397,958.07	60.56	6.448	719	75.06
PHH Mortgage	68	36,389,710.17	18.93	6.423	713	75.00
National City	24	15,955,225.69	8.30	5.977	717	69.19
Taylor Bean	25	13,112,199.18	6.82	5.885	735	68.99
GreenPoint	16	8,965,650.00	4.66	6.678	707	78.60
Weichert	3	1,387,000.00	0.72	6.418	695	76.92
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.500 - 4.999	2	2,120,000.00	1.10	4.679	698	70.68
5.000 - 5.499	13	7,602,322.44	3.96	5.184	720	70.70
5.500 - 5.999	62	40,686,866.22	21.17	5.748	716	70.74
6.000 - 6.499	94	64,320,095.96	33.46	6.211	726	74.82
6.500 - 6.999	67	45,030,161.55	23.43	6.665	712	77.22
7.000 - 7.499	23	15,391,165.39	8.01	7.174	713	74.81
7.500 - 7.999	23	14,905,318.36	7.75	7.722	710	74.86
8.000 - 8.125	4	2,151,813.19	1.12	8.026	721	75.94
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average current rate, as of the cut-off date is approximately 6.376%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360 - 360	288	192,207,743.11	100.00	6.376	718	74.32
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
349 - 360	288	192,207,743.11	100.00	6.376	718	74.32
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	288	192,207,743.11	100.00	6.376	718	74.32
Total:	288	192,207,743.11	100.00	6.376	718	74.32
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	133	95,765,861.29	49.82	6.220	724	73.15
Yes	155	96,441,881.82	50.18	6.532	712	75.49
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
27.46 - 30.00	2	1,021,543.28	0.53	5.907	759	28.32
35.01 - 40.00	1	650,000.00	0.34	5.750	756	36.00
40.01 - 45.00	3	2,439,029.66	1.27	5.909	703	43.58
45.01 - 50.00	2	1,189,762.96	0.62	5.687	794	49.63
50.01 - 55.00	5	2,401,455.92	1.25	5.555	742	52.77
55.01 - 60.00	8	4,254,245.62	2.21	5.827	718	56.87
60.01 - 65.00	10	8,567,480.82	4.46	5.823	716	64.02
65.01 - 70.00	43	37,230,245.56	19.37	6.553	711	69.19
70.01 - 75.00	36	26,590,620.73	13.83	6.477	712	73.96
75.01 - 80.00	175	106,529,020.34	55.42	6.403	720	79.66
85.01 - 90.00	2	917,536.48	0.48	6.643	702	90.00
90.01 - 95.00	1	416,801.74	0.22	5.375	728	95.00
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 74.32%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
29.18 - 30.00	1	513,543.28	0.27	6.310	721	29.18
30.01 - 40.00	2	1,158,000.00	0.60	5.640	774	32.25
40.01 - 50.00	3	2,609,029.66	1.36	5.891	717	45.16
50.01 - 60.00	11	5,691,455.89	2.96	5.822	718	53.90
60.01 - 70.00	28	27,025,357.06	14.06	6.176	716	67.13
70.01 - 75.00	25	19,820,683.75	10.31	6.187	717	72.68
75.01 - 80.00	75	50,107,267.07	26.07	6.226	729	78.64
80.01 - 85.00	10	6,557,327.33	3.41	6.351	708	70.80
85.01 - 90.00	49	32,078,019.67	16.69	6.477	709	77.47
90.01 - 95.00	23	13,839,411.73	7.20	6.708	711	78.30
95.01 - 100.00	61	32,807,647.67	17.07	6.815	716	78.65
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 82.18%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
536 - 540	1	532,000.00	0.28	6.250	536	80.00
621 - 640	12	9,064,630.45	4.72	6.314	632	73.16
641 - 660	22	11,389,257.78	5.93	6.110	653	72.50
661 - 680	31	18,599,512.18	9.68	6.664	671	76.41
681 - 700	49	31,308,031.82	16.29	6.417	689	74.12
701 - 750	97	70,695,301.48	36.78	6.424	725	74.16
751 - 800	71	47,762,731.49	24.85	6.201	772	74.55
801 - 813	5	2,856,277.91	1.49	7.105	808	73.17
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average FICO, as of the cut-off date is approximately 718.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	139	83,569,910.78	43.48	6.261	715	74.98
Florida	19	13,457,498.51	7.00	6.835	717	73.09
Maryland	14	11,869,821.84	6.18	6.343	712	75.30
New York	13	11,509,473.29	5.99	6.539	717	71.27
Massachusetts	7	8,783,723.89	4.57	5.939	724	67.58
Virginia	13	8,037,078.46	4.18	6.735	730	75.94
Illinois	11	6,707,325.52	3.49	6.312	723	74.22
Arizona	8	6,317,071.16	3.29	6.266	733	78.50
Georgia	9	5,826,572.20	3.03	6.091	725	73.79
New Jersey	8	5,431,450.61	2.83	6.335	720	75.79
Nevada	8	4,847,726.45	2.52	7.126	700	70.06
Colorado	6	4,544,424.89	2.36	6.642	694	75.55
Connecticut	6	3,645,400.00	1.90	6.421	731	73.82
North Carolina	4	2,561,919.98	1.33	6.398	692	70.04
Other	23	15,098,345.53	7.86	6.440	730	76.25
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12 Month LIBOR	197	140,168,682.85	72.93	6.181	717	74.42
6 Month LIBOR	91	52,039,060.26	27.07	6.903	719	74.07
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	91	52,039,060.26	27.07	6.903	719	74.07
Annually	197	140,168,682.85	72.93	6.181	717	74.42
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	251	170,124,113.40	88.51	6.375	717	74.76
2.501 - 3.000	31	18,173,335.04	9.46	6.103	726	69.47
4.501 - 5.000	6	3,910,294.67	2.03	7.715	733	77.75
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average margin, as of the cut-off date is approximately 2.361%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	2	915,000.00	0.48	5.667	732	75.33
5.000	261	178,180,543.93	92.70	6.416	716	74.71
6.000	25	13,112,199.18	6.82	5.885	735	68.99
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.054%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	66	38,926,861.08	20.25	7.246	713	75.78
2.000	222	153,280,882.03	79.75	6.156	719	73.95
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.797%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.500 - 9.999	2	2,120,000.00	1.10	4.679	698	70.68
10.000 - 10.499	9	5,690,295.07	2.96	5.214	700	73.70
10.500 - 10.999	50	34,082,399.66	17.73	5.750	712	71.23
11.000 - 11.499	88	61,329,418.08	31.91	6.182	730	74.58
11.500 - 11.999	79	51,634,628.11	26.86	6.547	715	76.07
12.000 - 12.499	33	20,293,870.64	10.56	6.925	711	74.30
12.500 - 12.999	22	14,297,318.36	7.44	7.731	705	74.64
13.000 - 13.499	4	2,151,813.19	1.12	8.026	721	75.94
13.500 - 13.500	1	608,000.00	0.32	7.500	813	80.00
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.142%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	250	169,680,113.40	88.28	6.370	717	74.75
2.501 - 3.000	31	18,173,335.04	9.46	6.103	726	69.47
3.001 - 3.500	1	444,000.00	0.23	8.125	685	80.00
4.501 - 5.000	6	3,910,294.67	2.03	7.715	733	77.75
Total:	288	192,207,743.11	100.00	6.376	718	74.32
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.364%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
June 2010	1	818,395.00	0.43	5.875	727	80.00
July 2010	2	910,645.63	0.47	5.245	766	69.17
August 2010	5	2,901,577.97	1.51	5.740	743	71.03
September 2010	8	4,520,579.19	2.35	5.695	736	66.49
October 2010	6	3,437,730.87	1.79	6.034	736	70.87
November 2010	46	29,673,644.19	15.44	5.762	706	74.98
December 2010	19	13,843,898.98	7.20	5.983	714	74.46
January 2011	44	42,053,280.84	21.88	6.459	725	74.91
February 2011	48	30,073,591.08	15.65	6.525	717	74.40
March 2011	93	55,008,749.36	28.62	6.751	717	73.78
April 2011	6	2,969,900.00	1.55	6.540	707	78.18
May 2011	10	5,995,750.00	3.12	6.746	707	78.80
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	193	130,501,542.92	67.90	6.333	719	74.27
PUD	65	42,442,062.87	22.08	6.446	713	75.28
Condominium	23	14,539,058.96	7.56	6.416	725	72.17
2-4 Family	6	4,189,078.37	2.18	6.862	698	73.02
Co-Operative	1	535,999.99	0.28	6.625	640	80.00
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	255	169,200,429.64	88.03	6.364	717	74.76
Second Home	17	14,549,672.99	7.57	6.275	719	73.62
Investor	16	8,457,640.48	4.40	6.808	729	66.77
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	158	101,612,274.91	52.87	6.485	720	77.06
Cash-Out Refinance	89	66,342,129.47	34.52	6.300	714	70.93
Rate/Term Refinance	41	24,253,338.73	12.62	6.129	720	72.15
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated	189	124,807,584.47	64.93	6.402	722	74.60
Full	73	52,955,816.77	27.55	6.069	704	73.52
Limited/Reduced	17	9,351,450.73	4.87	7.139	730	75.35
None	9	5,092,891.14	2.65	7.549	744	74.07
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	165	111,838,050.89	58.19	6.395	722	74.69
Full-Full-Verified	73	52,955,816.77	27.55	6.069	704	73.52
Stated-Stated-Verified	24	12,969,533.58	6.75	6.466	718	73.81
None-Full-Verified	14	7,682,138.44	4.00	7.421	729	74.93
None-None-None	6	3,593,205.67	1.87	7.530	768	74.04
Reduced-Full-Verified	3	1,669,312.29	0.87	5.846	734	77.29
None-None-Verified	2	1,020,902.19	0.53	7.929	686	77.17
None-Stated-None	1	478,783.28	0.25	6.875	686	67.61
Total	288	192,207,743.11	100.00	6.376	718	74.32

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	30	18,640,407.44	9.70	6.296	724	71.80
60	132	89,693,678.63	46.66	6.168	715	75.32
120	126	83,873,657.04	43.64	6.617	720	73.82
Total:	288	192,207,743.11	100.00	6.376	718	74.32

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV <= 80%	285	190,873,404.89	99.31	6.377	718	74.20
GEMICO	2	884,338.22	0.46	5.991	714	92.36
United Guaranty	1	450,000.00	0.23	6.750	701	90.00
Total:	288	192,207,743.11	100.00	6.376	718	74.32

Group 2 Aggregate Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	2,145
Aggregate Original Principal Balance:	$641,056,065.10	(+/-) 7%
Aggregate Current Principal Balance:	$640,774,971.16	(+/-) 7%
Average Original Loan Balance:	$298,860.64	Approx.
Average Current Loan Balance:	$298,729.59	Approx.
Percent of Interest Only Loans:	89.06%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	12.53%
Wtd. Avg. Net/Gross Coupon:	6.296% / 6.566%	(+/-) 7 bps
GWAC Range:	3.000% - 9.000%	Approx.
Index:
One Year LIBOR	45.68%	Approx.
One Year CMT	0.15%	Approx.
Six Month LIBOR	54.17%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	1.994% / 2.288%	(+/-) 7 bps
One Year CMT	2.500% / 2.750%	(+/-) 7 bps
Six Month LIBOR	2.233% / 2.483%	(+/-) 7 bps
Reset Frequency:
Annually	45.83%	Approx.
Semi-Annually	54.17%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	51	(+/-) 1 month
Wtd. Avg. Next Change Date:	July 30, 2010	Approx.
Initial Cap:	4.790%	Approx.
Periodic Cap:	1.550%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.137% / 2.407%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.569% / 11.839%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.39%	Approx.
Wtd. Avg. Combined LTV:	87.26%	Approx.
Percent with Silent Second Lien:	62.62%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	714	Approx.
Geographic Distribution: (>5%)
California	33.82%	Approx.
Florida	8.25%	Approx.
Maryland	5.40%	Approx.
Arizona	5.23%	Approx.
Originator / Servicer:
American Home / Wells Fargo	30.18%	Approx.
American Home / CitiMortgage	19.87%	Approx.
PHH Mortgage / PHH Mortgage	15.99%	Approx.
GreenPoint / GreenPoint	14.58%	Approx.
Taylor Bean / Wells Fargo	7.43%	Approx.
Countrywide / Countrywide	5.32%	Approx.
National City / National City	4.03%	Approx.
Weichert / Wells Fargo	1.96%	Approx.
MortgageIT /GMAC	0.58%	Approx.
Ameriquest / GMAC	0.06%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
34,538.72 - 50,000.00	12	519,143.24	0.08	7.373	708	70.50
50,000.01 - 75,000.00	72	4,654,938.28	0.73	7.286	699	72.02
75,000.01 - 100,000.00	89	7,917,438.47	1.24	6.960	707	73.04
100,000.01 - 125,000.00	131	14,973,066.55	2.34	6.890	711	73.81
125,000.01 - 150,000.00	158	21,837,468.50	3.41	6.739	712	75.72
150,000.01 - 175,000.00	181	29,314,568.07	4.57	6.785	711	74.93
175,000.01 - 200,000.00	172	32,196,613.96	5.02	6.743	709	75.69
200,000.01 - 225,000.00	153	32,591,787.04	5.09	6.651	717	75.54
225,000.01 - 250,000.00	129	30,774,118.52	4.80	6.777	711	76.61
250,000.01 - 275,000.00	131	34,362,392.58	5.36	6.702	705	76.47
275,000.01 - 300,000.00	126	36,237,374.12	5.66	6.572	710	75.89
300,000.01 - 333,700.00	121	38,399,618.24	5.99	6.620	711	76.72
333,700.01 - 350,000.00	58	19,821,518.90	3.09	6.672	699	74.72
350,000.01 - 400,000.00	144	54,234,722.81	8.46	6.511	716	76.15
400,000.01 - 500,000.00	219	98,049,777.41	15.30	6.468	717	76.26
500,000.01 - 600,000.00	122	66,909,530.09	10.44	6.385	716	75.09
600,000.01 - 700,000.00	45	28,960,488.84	4.52	6.452	725	73.51
700,000.01 - 800,000.00	21	15,813,089.24	2.47	6.451	720	77.39
800,000.01 - 900,000.00	11	9,276,495.00	1.45	6.284	730	75.02
900,000.01 - 1,000,000.00	28	27,154,242.88	4.24	6.382	712	74.34
1,000,000.01 - 4,619,999.98	22	36,776,578.42	5.74	6.334	729	71.86
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The average current balance, as of the cut-off date is approximately $298,730.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
35,000.00 - 50,000.00	12	519,143.24	0.08	7.373	708	70.50
50,000.01 - 75,000.00	72	4,654,938.28	0.73	7.286	699	72.02
75,000.01 - 100,000.00	89	7,917,438.47	1.24	6.960	707	73.04
100,000.01 - 125,000.00	130	14,849,559.62	2.32	6.895	711	73.76
125,000.01 - 150,000.00	159	21,960,975.43	3.43	6.737	712	75.75
150,000.01 - 175,000.00	180	29,139,770.44	4.55	6.786	711	74.90
175,000.01 - 200,000.00	173	32,371,411.59	5.05	6.743	709	75.71
200,000.01 - 225,000.00	153	32,591,787.04	5.09	6.651	717	75.54
225,000.01 - 250,000.00	129	30,774,118.52	4.80	6.777	711	76.61
250,000.01 - 275,000.00	129	33,812,804.44	5.28	6.712	705	76.50
275,000.01 - 300,000.00	128	36,786,962.26	5.74	6.565	710	75.87
300,000.01 - 333,700.00	121	38,399,618.24	5.99	6.620	711	76.72
333,700.01 - 350,000.00	58	19,821,518.90	3.09	6.672	699	74.72
350,000.01 - 400,000.00	144	54,234,722.81	8.46	6.511	716	76.15
400,000.01 - 500,000.00	219	98,049,777.41	15.30	6.468	717	76.26
500,000.01 - 600,000.00	121	66,309,542.53	10.35	6.393	715	75.04
600,000.01 - 700,000.00	46	29,560,476.40	4.61	6.433	726	73.64
700,000.01 - 800,000.00	21	15,813,089.24	2.47	6.451	720	77.39
800,000.01 - 900,000.00	11	9,276,495.00	1.45	6.284	730	75.02
900,000.01 - 1,000,000.00	28	27,154,242.88	4.24	6.382	712	74.34
1,000,000.01 - 4,620,000.00	22	36,776,578.42	5.74	6.334	729	71.86
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The average balance at origination, as of the cut-off date is approximately $298,861.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
American Home	1,125	320,704,513.91	50.05	6.723	713	74.59
PHH Mortgage	340	102,468,282.41	15.99	6.523	710	77.01
GreenPoint	259	93,446,724.52	14.58	6.594	725	78.71
Taylor Bean	158	47,578,299.86	7.43	5.874	722	72.57
Countrywide	148	34,091,079.57	5.32	6.489	700	74.63
National City	60	25,836,835.82	4.03	6.041	719	71.65
Weichert	43	12,582,937.49	1.96	6.889	703	77.54
MortgageIT	11	3,696,297.58	0.58	5.689	730	77.83
Ameriquest	1	370,000.00	0.06	6.375	765	80.00
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
3.000 - 3.499	1	126,456.00	0.02	3.000	736	80.00
3.500 - 3.999	2	566,777.00	0.09	3.625	752	80.00
4.000 - 4.499	2	468,102.60	0.07	4.000	709	87.65
4.500 - 4.999	16	6,949,634.98	1.08	4.750	729	70.48
5.000 - 5.499	59	20,222,614.10	3.16	5.227	728	72.75
5.500 - 5.999	228	81,690,819.63	12.75	5.742	715	72.82
6.000 - 6.499	446	162,799,864.23	25.41	6.226	719	75.58
6.500 - 6.999	733	210,647,309.81	32.87	6.677	714	76.42
7.000 - 7.499	297	73,592,075.80	11.48	7.165	710	74.68
7.500 - 7.999	304	72,636,213.31	11.34	7.687	704	76.13
8.000 - 8.499	54	10,502,118.09	1.64	8.074	704	78.34
8.500 - 8.999	2	498,750.00	0.08	8.629	685	92.43
9.000 - 9.000	1	74,235.61	0.01	9.000	702	80.00
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average current rate, as of the cut-off date is approximately 6.566%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
180 - 300	2	305,954.12	0.05	5.875	716	53.42
301 - 360	2,143	640,469,017.04	99.95	6.566	714	75.40
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
177 - 300	2	305,954.12	0.05	5.875	716	53.42
301 - 360	2,143	640,469,017.04	99.95	6.566	714	75.40
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	2,145	640,774,971.16	100.00	6.566	714	75.39
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	725	239,493,033.71	37.38	6.362	714	73.76
Yes	1,420	401,281,937.45	62.62	6.688	715	76.36
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.97 - 10.00	1	123,999.50	0.02	6.875	733	7.97
10.01 - 15.00	1	225,000.00	0.04	6.500	763	11.54
15.01 - 20.00	1	76,000.00	0.01	6.750	661	18.31
20.01 - 25.00	2	193,000.00	0.03	7.429	701	23.43
25.01 - 30.00	3	1,417,900.86	0.22	5.758	769	27.76
30.01 - 35.00	4	740,703.44	0.12	6.521	692	32.72
35.01 - 40.00	10	2,150,199.25	0.34	5.978	724	37.78
40.01 - 45.00	14	5,303,566.17	0.83	6.276	694	42.96
45.01 - 50.00	13	3,639,481.79	0.57	6.405	746	48.62
50.01 - 55.00	26	8,503,700.72	1.33	5.878	733	53.12
55.01 - 60.00	31	8,854,439.25	1.38	6.039	714	58.02
60.01 - 65.00	67	23,243,974.41	3.63	6.224	714	63.94
65.01 - 70.00	517	136,370,546.60	21.28	6.766	712	69.56
70.01 - 75.00	142	50,884,680.90	7.94	6.501	708	74.05
75.01 - 80.00	1,227	379,923,632.40	59.29	6.560	716	79.79
80.01 - 85.00	16	3,175,238.57	0.50	5.943	697	83.02
85.01 - 90.00	42	9,131,230.99	1.43	6.632	707	89.41
90.01 - 95.00	22	5,706,590.54	0.89	6.881	709	94.75
95.01 - 100.00	6	1,111,085.77	0.17	7.251	726	99.62
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 75.39%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.97 - 10.00	1	123,999.50	0.02	6.875	733	7.97
10.01 - 20.00	2	301,000.00	0.05	6.563	737	13.25
20.01 - 30.00	4	1,102,900.86	0.17	6.170	744	27.15
30.01 - 40.00	13	3,024,317.74	0.47	6.046	733	34.66
40.01 - 50.00	26	8,241,303.36	1.29	6.389	707	44.85
50.01 - 60.00	51	14,846,092.36	2.32	6.053	717	55.18
60.01 - 70.00	138	56,326,012.48	8.79	6.279	713	66.89
70.01 - 75.00	85	34,077,174.03	5.32	6.251	706	73.16
75.01 - 80.00	352	119,945,856.89	18.72	6.382	717	78.88
80.01 - 85.00	44	15,124,465.48	2.36	6.379	705	74.75
85.01 - 90.00	291	91,823,432.37	14.33	6.609	707	77.20
90.01 - 95.00	262	67,775,663.44	10.58	6.769	713	77.86
95.01 - 100.00	876	228,062,752.65	35.59	6.764	719	77.88
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 87.26%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
536 - 540	1	532,000.00	0.08	6.250	536	80.00
601 - 620	10	1,970,767.32	0.31	6.791	614	74.56
621 - 640	95	27,400,162.33	4.28	6.581	631	74.30
641 - 660	171	48,731,953.16	7.61	6.465	652	74.74
661 - 680	268	69,672,513.65	10.87	6.777	671	75.56
681 - 700	371	109,954,574.70	17.16	6.706	690	75.16
701 - 750	754	229,284,742.08	35.78	6.551	725	75.98
751 - 800	434	141,027,113.73	22.01	6.388	770	75.21
801 - 818	41	12,201,144.19	1.90	6.795	807	72.50
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average FICO, as of the cut-off date is approximately 714.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	532	216,701,944.83	33.82	6.430	716	75.23
Florida	206	52,853,233.33	8.25	6.883	712	74.57
Maryland	102	34,622,173.96	5.40	6.529	711	76.68
Arizona	136	33,487,245.15	5.23	6.501	723	76.65
Illinois	138	31,418,858.11	4.90	6.708	712	75.12
Virginia	90	28,801,055.23	4.49	6.598	715	76.33
Nevada	97	24,647,087.82	3.85	6.720	719	74.53
Georgia	102	24,379,395.98	3.80	6.381	710	76.56
New York	50	23,584,395.64	3.68	6.574	715	72.68
New Jersey	66	22,712,996.53	3.54	6.686	704	77.66
Colorado	81	21,320,701.45	3.33	6.497	713	74.15
Washington	73	17,717,595.00	2.77	6.857	711	77.93
Massachusetts	31	15,352,113.25	2.40	6.349	719	70.33
Oregon	42	10,792,074.08	1.68	6.504	728	76.86
Minnesota	37	8,053,705.63	1.26	6.775	716	77.06
North Carolina	37	7,238,244.62	1.13	6.767	711	71.85
Utah	34	6,468,568.93	1.01	6.704	707	77.92
Others	291	60,623,581.62	9.46	6.646	710	75.65
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
6 Month LIBOR	1,323	347,105,439.18	54.17	6.813	717	75.02
12 Month LIBOR	820	292,680,799.55	45.68	6.279	712	75.83
1 Year CMT	2	988,732.43	0.15	4.986	757	75.45
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	1,323	347,105,439.18	54.17	6.813	717	75.02
Annually	822	293,669,531.98	45.83	6.274	712	75.83
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.375 - 1.500	3	708,225.58	0.11	4.731	768	77.63
1.501 - 2.000	2	378,281.18	0.06	5.659	719	75.59
2.001 - 2.500	1,842	557,149,134.16	86.95	6.587	714	75.50
2.501 - 3.000	192	59,532,493.98	9.29	6.026	719	73.51
3.001 - 3.500	8	1,853,350.00	0.29	7.597	695	86.52
3.501 - 4.000	1	104,399.92	0.02	5.625	656	63.27
4.001 - 4.500	1	128,441.93	0.02	7.875	658	80.00
4.501 - 5.000	94	20,615,168.95	3.22	7.536	704	76.83
5.001 - 5.500	1	157,500.00	0.02	8.000	684	70.00
6.001 - 6.500	1	147,975.46	0.02	6.375	660	80.00
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average margin, as of the cut-off date is approximately 2.394%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	204	52,228,880.47	8.15	6.419	706	75.29
3.000	45	11,894,025.73	1.86	6.730	711	80.03
5.000	1,751	530,642,927.28	82.81	6.634	715	75.57
6.000	145	46,009,137.68	7.18	5.906	722	72.21
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.790%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	1,175	300,127,597.36	46.84	6.953	716	75.43
2.000	958	337,480,541.48	52.67	6.231	713	75.34
5.000	2	631,237.35	0.10	6.578	762	80.00
6.000	10	2,535,594.97	0.40	5.375	741	75.07
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.550%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.500 - 9.999	7	3,431,749.00	0.54	4.536	711	74.24
10.000 - 10.499	23	9,847,626.54	1.54	5.230	718	75.77
10.500 - 10.999	158	61,858,222.58	9.65	5.675	715	73.25
11.000 - 11.499	335	122,765,069.30	19.16	6.143	720	74.95
11.500 - 11.999	620	172,286,480.47	26.89	6.561	714	75.01
12.000 - 12.499	414	116,082,526.99	18.12	6.736	714	74.99
12.500 - 12.999	451	122,686,666.79	19.15	7.169	711	76.93
13.000 - 13.499	89	19,228,507.99	3.00	7.623	711	77.92
13.500 - 13.999	44	11,615,135.89	1.81	7.603	706	79.17
14.000 - 14.499	2	474,235.61	0.07	8.473	738	91.91
14.500 - 14.750	2	498,750.00	0.08	8.629	685	92.43
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.839%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.375 - 1.500	3	708,225.58	0.11	4.731	768	77.63
1.501 - 2.000	2	378,281.18	0.06	5.659	719	75.59
2.001 - 2.500	1,812	552,563,225.18	86.23	6.575	715	75.47
2.501 - 3.000	206	61,337,519.01	9.57	6.091	717	73.61
3.001 - 3.500	17	3,704,222.69	0.58	7.861	697	83.23
3.501 - 4.000	2	178,635.53	0.03	7.028	675	70.22
4.001 - 4.500	1	128,441.93	0.02	7.875	658	80.00
4.501 - 5.000	94	20,615,168.95	3.22	7.536	704	76.83
5.001 - 5.500	1	157,500.00	0.02	8.000	684	70.00
6.001 - 6.500	2	517,975.46	0.08	6.375	735	80.00
7.001 - 7.500	1	79,940.63	0.01	7.500	652	80.00
7.501 - 8.000	4	405,835.02	0.06	7.866	710	78.63
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.407%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
June 2006	1	225,000.00	0.04	5.625	756	72.58
July 2006	2	446,800.00	0.07	6.091	766	73.84
August 2006	4	695,855.07	0.11	5.237	721	63.70
October 2006	1	271,603.00	0.04	4.000	715	86.44
November 2006	2	694,370.11	0.11	4.807	759	82.64
May 2007	1	216,000.00	0.03	6.250	628	80.00
June 2007	1	153,600.00	0.02	5.375	749	80.00
July 2007	5	1,120,319.48	0.17	6.226	727	76.77
August 2007	4	677,450.00	0.11	6.100	675	75.37
September 2007	2	265,980.59	0.04	5.848	667	81.88
November 2007	1	94,500.00	0.01	5.750	742	90.00
January 2008	3	847,520.00	0.13	5.635	753	76.60
February 2008	3	647,834.69	0.10	6.134	696	75.55
March 2008	3	570,794.61	0.09	5.511	716	82.84
April 2008	8	2,196,350.00	0.34	6.427	738	79.98
May 2008	4	1,495,950.00	0.23	6.086	720	80.00
June 2008	4	1,004,150.33	0.16	5.582	737	75.34
July 2008	4	1,312,050.25	0.20	5.239	748	69.52
August 2008	13	4,802,502.68	0.75	5.775	727	77.50
September 2008	14	3,754,707.05	0.59	6.098	718	76.23
October 2008	8	2,228,667.68	0.35	6.173	692	69.56
November 2008	11	4,509,432.44	0.70	5.996	708	68.78
December 2008	1	226,000.00	0.04	6.250	679	47.08
January 2009	4	1,004,580.10	0.16	5.972	716	75.27
February 2009	37	11,371,310.30	1.77	6.533	694	74.23
March 2009	57	16,246,319.93	2.54	6.795	709	79.38
April 2009	221	61,275,748.49	9.56	6.557	715	76.76
May 2009	97	37,406,579.27	5.84	6.586	726	79.11
July 2009	1	114,481.98	0.02	5.500	753	79.24
September 2009	1	140,000.00	0.02	5.750	641	77.78
December 2009	2	433,895.55	0.07	6.128	690	76.15
January 2010	1	131,307.16	0.02	5.250	758	56.06
February 2010	1	200,000.00	0.03	5.500	712	86.96
March 2010	5	910,802.69	0.14	5.646	726	79.89
May 2010	1	312,000.00	0.05	5.375	760	80.00
June 2010	2	1,088,395.00	0.17	5.720	722	80.00
July 2010	14	3,239,197.15	0.51	5.746	733	74.40
August 2010	36	10,022,226.71	1.56	5.847	731	73.57
September 2010	18	7,596,720.26	1.19	5.795	729	67.60
October 2010	15	5,474,411.96	0.85	5.952	736	72.75
November 2010	94	41,450,391.19	6.47	5.801	706	75.65
December 2010	55	22,269,065.65	3.48	6.054	707	76.40
January 2011	129	63,263,199.78	9.87	6.384	717	75.98
February 2011	279	79,827,234.27	12.46	6.833	712	75.95
March 2011	922	229,821,953.51	35.87	6.868	713	73.90
April 2011	23	7,502,229.11	1.17	6.679	713	77.27
May 2011	30	11,215,483.12	1.75	6.666	719	78.94
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,214	375,766,141.53	58.64	6.539	714	75.34
PUD	495	152,366,543.66	23.78	6.526	715	75.67
Condominium	291	70,379,204.78	10.98	6.549	718	75.57
2-4 Family	140	40,831,337.37	6.37	6.987	714	74.45
Co-Operative	5	1,431,743.82	0.22	6.870	660	77.42
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	1,622	529,919,338.54	82.70	6.500	712	75.85
Investor	420	78,836,532.76	12.30	7.011	726	72.32
Second Home	103	32,019,099.86	5.00	6.563	719	75.33
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	1,471	408,776,522.86	63.79	6.682	719	77.35
Cash-Out Refinance	471	164,156,427.70	25.62	6.418	703	71.13
Rate/Term Refinance	203	67,842,020.60	10.59	6.229	712	73.88
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated	1,313	416,258,846.08	64.96	6.595	717	75.75
Full	452	134,453,703.06	20.98	6.136	705	75.94
Limited/Reduced	230	55,709,875.40	8.69	7.029	714	73.71
None	150	34,352,546.62	5.36	7.144	722	71.58
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	1,063	352,849,802.71	55.07	6.586	718	75.96
Full-Full-Verified	452	134,453,703.06	20.98	6.136	705	75.94
Stated-Stated-Verified	249	63,039,043.37	9.84	6.649	707	74.53
None-Full-Verified	212	50,342,178.09	7.86	7.146	712	73.56
None-None-None	108	24,608,719.31	3.84	7.066	725	70.29
None-None-Verified	25	5,969,198.82	0.93	7.522	707	73.93
Reduced-Full-Verified	15	4,928,567.31	0.77	5.875	731	75.47
None-Stated-None	17	3,774,628.49	0.59	7.061	724	76.30
Stated-None-Verified	1	370,000.00	0.06	6.375	765	80.00
Limited-Stated-Verified	1	296,000.00	0.05	6.250	786	80.00
Full-Stated-Verified	2	143,130.00	0.02	7.395	676	51.56
Total	2,145	640,774,971.16	100.00	6.566	714	75.39

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	311	70,101,350.29	10.94	6.782	713	74.37
24	4	664,100.00	0.10	5.979	671	75.77
36	172	43,959,939.39	6.86	6.382	704	76.18
60	471	169,342,832.24	26.43	6.282	710	76.66
120	1,187	356,706,749.24	55.67	6.682	718	74.89
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV <= 80%	2,059	621,650,825.29	97.02	6.564	715	74.92
United Guaranty	22	5,181,141.48	0.81	6.884	714	91.18
MGIC	19	3,918,665.60	0.61	6.136	697	90.70
GEMICO	11	3,247,574.55	0.51	6.706	708	91.76
Radian	10	2,087,914.73	0.33	6.920	706	91.14
RMIC	7	1,218,455.80	0.19	6.823	709	91.16
PMI	5	974,100.05	0.15	6.297	674	85.60
Triad	4	635,147.11	0.10	6.420	717	90.84
Bought w/ no PMI	1	420,800.00	0.07	4.875	777	80.92
Commonwealth	1	142,500.00	0.02	7.375	656	95.00
Other	6	1,297,846.55	0.20	7.081	710	89.02
Total:	2,145	640,774,971.16	100.00	6.566	714	75.39